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                                                                   EXHIBIT 11-22

                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK


                                                                     Three Months               Twelve Months
                                                                         Ended                       Ended
                                                                    March 31, 1995              March 31, 1995
                                                                   ----------------            ----------------
                                                                       (Thousands, except per share amounts)

PRIMARY:
    Earnings for Common Stock   . . . . . . . . . . . . . . . . .   $    106,083                 $   390,895
    Weighted average number of common
      shares outstanding(a)   . . . . . . . . . . . . . . . . . .        144,864                     145,612
    Earnings per share of Common Stock
      based on weighted average number
      of shares outstanding   . . . . . . . . . . . . . . . . . .          $0.73                       $2.68

FULLY DILUTED:
    Earnings for Common Stock   . . . . . . . . . . . . . . . . .   $    106,083                 $   390,895
    Convertible Preferred Stock dividends   . . . . . . . . . . .             76                         309
                                                                    ------------                 -----------
                                                                    $    106,159                 $   391,204
                                                                    ============                 ===========

    Weighted average number of common
      shares outstanding(a)   . . . . . . . . . . . . . . . . . .        144,864                     145,612
    Conversion of convertible Preferred Stock   . . . . . . . . .            311                         319
                                                                    ------------                 -----------
                                                                         145,175                     145,931
                                                                    ============                 ===========


    Earnings per share of Common Stock
      assuming conversion of outstanding
      convertible Preferred Stock   . . . . . . . . . . . . . . .          $0.73                       $2.68

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(a)  Based on a daily average.